UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________________________________________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

______________________________________________

Date of Report (Date of Earliest Event Reported):    March 19, 2013

THE FRESH MARKET, INC.
(Exact name of Registrant as specified in its Charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	1-34940 (Commission File Number)	56-1311233 (I.R.S. Employer Identification No.)

628 Green Valley Road, Suite 500, Greensboro, NC 27408
(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (336) 272-1338

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)
______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 19, 2013, effective immediately, the Compensation Committee (the “Committee”) of the Board of Directors of The Fresh Market, Inc. (the “Company”) approved and adopted a new form of a Performance Share Unit Award Agreement (the “Agreement”) under the 2010 Omnibus Incentive Compensation Plan.

The form of the Agreement provides for the award of performance share units which will vest, if at all, based on the attainment of defined performance goals. At the end of the defined performance period, the extent to which the performance goals have been attained, as determined by the Committee, determines the number of units that vest, subject to conditions including the employment of the recipient with the Company or its affiliates throughout the performance period, except to the extent provided in cases of retirement, death, disability, or change of control. Upon vesting, the units shall be settled in shares of common stock of the Company.

The foregoing summary is qualified in its entirety by reference to the form of the Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibits are furnished herewith:

Exhibit No.	Description

10.1	Form of Performance Share Unit Award Agreement under The Fresh Market, Inc. 2010 Omnibus Incentive Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FRESH MARKET, INC.

Dated: March 19, 2013    By:     /s/ Scott F. Duggan
Name: Scott F. Duggan
Title: Senior Vice President – General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Performance Share Unit Award Agreement under The Fresh Market, Inc. 2010 Omnibus Incentive Compensation Plan